Exhibit 10.31

LOAN
REVISION/EXTENSION
AGREEMENT

BORROWER:

Abaxis, Inc.
3240 Whipple Blvd.
Union City, CA 94587
(Herein called "Borrower")

COMERICA BANK-CALIFORNIA:
(Herein called "Bank")

Original Note Information

Interest Rate B+0.500%

Amount $1,250,000.00

Note Date 03/13/02

Maturity Date 09/11/02

Obligor # 0045218405

Note # 91

This Agreement is Effective as of: September 23, 2002

ORIGINAL OBLIGATION:

This Loan Revision Agreement refers to the loan evidenced by the above Note dated March 13, 2002 in favor of Bank executed by Abaxis, Inc. in the amount of $1,250,000.00 payable in full on September 11, 2002. Said Note is secured by a Deed of Trust dated N/A (hereinafter referred to as the "Encumbrance"), recorded on N/A as Instrument No. N/A in the Office County Recorder of N/A County California.

CURRENT OBLIGATION:

The unpaid principal balance of said Note as of September 23, 2002 is $0.00 on which interest is paid to April 30, 2002, with a maturity of September 11, 2002. X As modified by previous Loan Revision/ Extension Agreement dated March 29, 2002.

REVISION:

The undersigned Borrower hereby requests Bank to revise the terms of said Note, and said Bank to accept payment thereof at the time, or times, in the following manner:

(1) The maturity date is hereby amended from September 11, 2002 to September 11, 2003.

(2) The interest rate of the Note remains unchanged at B+0.00% per annum.

In consideration of Bank's acceptance of the revision of said Note, including the time for payment thereof, all as set forth above, the borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and in the manner as revised in accordance with the foregoing, together with any and all attorney's fees, cost of collection, and any other sums secured by the Encumbrance.

Any and all security for said Note including but not limited to the Encumbrance, if any, may be enforced by Bank concurrently or independently of each other and in such order as Bank may determine; and with reference to any such security in addition to the Encumbrance Bank may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of the Borrower, and Bank may release any one or more parties hereto or to the above obligation or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

This Agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said Note, said Encumbrance and all related documents shall remain unchanged and in full force and effect.

When one or more Borrowers signs this Agreement, all agree:

a. That where in this Agreement the word "Borrower" appears, it shall read "each Borrower";

b. That breach of any covenant by any Borrower may at the Bank's option by treated as breach by all Borrowers;

c. That the liability and obligations of each Borrower are joint and several.

Dated this 23rd day of September, 2002.

Abaxis, Inc.

/s/ Alberto Santa Ines

The foregoing agreement is accepted this 23rd day of September, 2002.

By: /s/ Florina Sy

Florina A. Sy, Corporate Banking Officer

Each of the undersigned agree and consent to the foregoing revisions to this Agreement and the Encumbrance, if any.